EXHIBIT 99.1

                                             FINANCIAL DYNAMICS
                                             BUSINESS COMMUNICATIONS

                                             WALL STREET PLAZA
                                             88 PINE STREET, 32ND FLOOR
                                             NEW YORK, NY 10005, US

                                             TEL +1 212 850 5600
                                             FAX +1 212 850 5790




         FOR:      TARRANT APPAREL GROUP

     CONTACT:      Corazon Reyes
                   Chief Financial Officer
                   (323) 780-8250

                   Investor Relations:
                   Melissa Myron/Lila Sharifian
                   (212) 850-5600

FOR IMMEDIATE RELEASE

      TARRANT APPAREL GROUP ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

         LOS ANGELES, CA - MARCH 31, 2005 - TARRANT APPAREL GROUP (NASDAQ:TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the fourth quarter and full year ended December 31, 2004.

FINANCIAL RESULTS

         Fiscal 2004 net sales were $155.5 million compared to $320.4 million in fiscal 2003. Gross profit was $21.0 million versus $32.0 million last year. Net loss was $104.7 million, or $3.64 per diluted share, based on 28.7 million weighted average diluted shares outstanding. Net loss in the prior year was $35.9 million, or $1.97 per diluted share, based on 18.2 million weighted average diluted shares outstanding.

         Fourth quarter net sales were $36.7 million versus $67.0 million in the fourth quarter of fiscal 2003. Gross profit was $4.1 million compared to $12.1 million in the same period last year, primarily due to the decline in sales and lower margins from unplanned air freight costs and high quota costs in some categories. Selling, general and administrative expenses were $8.7 million versus $11.3 million in the year-ago period, as a result of continued efforts to streamline overhead costs. Net loss was $29.1 million, or $1.01 per diluted share, based on 28.8 million weighted average diluted shares outstanding. In last year's fourth quarter, net income was $0.4 million, or $0.02 per diluted share, based on 26.3 million weighted average diluted shares outstanding.

         As previously disclosed, net loss for the fourth quarter and full year includes a non-cash charge of $22.8 million incurred in the fourth quarter, resulting from a reclassification of foreign currency translation adjustments


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                                                                          Page 2


previously recorded on the balance sheet as a reduction of stockholders' equity. Net loss for the full year also includes a non-cash charge of $64.3 million recorded in the second quarter of 2004, which is the Company's portion of a $78.0 million charge for impairment of assets resulting from an appraisal of the Company's fixed assets in Mexico. Excluding both non-cash charges, net loss was $6.3 million for the fourth quarter and $17.6 million for fiscal 2004.

         Barry Aved, President and CEO of Tarrant Apparel Group, commented, "We believe that fiscal 2004 marked a very challenging period in the history of our Company. During the year, our financial results were impacted by various factors including softer than anticipated back-to-school and holiday sales, internal challenges faced by certain large customers, and congestion in the West Coast ports. At the same time, we made significant progress in three major areas of our business. First, by exiting manufacturing in Mexico and selling substantially all of our Mexico assets, we returned to our proven trading model for our Private Label division. Second, we expanded our Private Brands business by adding Gear7, Jessica Simpson and Beyonce Knowles to our diverse portfolio as well as launching Alain Weiz with Dillard's. In addition, we extended the exclusive distribution agreement with Macy's Merchandising Group for American Rag CIE, a casual sportswear collection for juniors and young men. Finally, we streamlined our operations, reduced costs, and improved productivity as evidenced by a decline in expenses.

         "The design strength of our Private Brands collections has earned us credibility in the market place as a premier source for product development and marketing expertise, which is providing momentum for growing our Private Label business and attracting new business opportunities. We look forward to realizing the benefits of the work that has been done and the foundation that has been built," continued Mr. Aved.

COMPANY OUTLOOK

         For fiscal 2005, the Company is updating its previously announced expectations. Based on the expected initial revenue contribution from recently acquired brands as well as improved bookings in the Private Label and Private Brands divisions, the Company currently anticipates sales to be in the range of approximately $240 million to $250 million and net income to be between approximately $9 million and $12 million. This outlook contemplates Private Brands to contribute in the range of $60 million to $70 million in revenue and Private Label to contribute in the range of $175 million to $185 million in revenue.

         Mr. Aved concluded, "Looking ahead, we believe that the steps we took in response to the difficult challenges faced in fiscal 2004 and the advances we made in both our Private Brands and Private Label businesses will greatly improve our financial results in fiscal 2005. Thus far this year, Gear7 has been shipped to all K-Mart stores and our Alain Weiz plus size apparel collection was recently launched in Dillard's stores, both of which have been favorably received by consumers. Early response to the "Princy" line by Jessica Simpson has been

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                                                                          Page 3


strong and indicates a solid launch in the third quarter. In addition, we will offer the House of Dereon brand by Beyonce Knowles for the holiday selling season. Moreover, we intend to continue to seek strategic growth opportunities to diversify our portfolio of Private Brands, and broaden the reach of our Private Label capabilities. With these objectives, we are well positioned to deliver long term growth and profitability as well as enhanced shareholder value."

CONFERENCE CALL

         Tarrant Apparel Group will host a conference call today March 31, 2005 at 10:00 a.m. Eastern Time that may be accessed via the Internet at: www.tags.com or by dialing (866) 483-1149. Additionally, a replay of the call will be available through April 7, 2005 and can be accessed by dialing (800) 642-1687, passcode 5171240.

ABOUT TARRANT APPAREL GROUP

         Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children. Through its subsidiary, Private Brands, Inc., the Company designs, markets, and manufactures privately owned brands, including
American Rag CIE, and has exclusive license agreements with several celebrity brands such as Jessica Simpson and Beyonce Knowles' House of Dereon.

FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE SALES AND NET INCOME GUIDANCE FOR FISCAL 2005 AND THE ANTICIPATED LAUNCH OF THE JESSICA SIMPSON AND BEYONCE KNOWLES BRANDS. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, CONTINUED DELAYS AT WEST COAST PORTS, THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER, DELAYS IN THE LAUNCH OF NEW PRIVATE BRANDS, AND THE INABILITY TO RAISE ADDITIONAL CAPITAL NECESSARY TO SUPPORT ANTICIPATED GROWTH. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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                                                                          Page 4


PRO FORMA FINANCIAL INFORMATION

         Tarrant Apparel Group has prepared adjusted net income (loss) data applicable to 2004 to supplement its estimated results determined under applicable generally accepted accounting principles (GAAP). The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes. The adjusted data has been adjusted for two items that the Company believes to be one-time charges as described above.

The following table illustrates the adjustments to net loss described in this press release and reconciles the adjusted data to the net loss determined in accordance with GAAP:

                                               THREE MONTHS ENDED        YEAR ENDED
                                                DECEMBER 31, 2004    DECEMBER 31, 2004
                                               ------------------    -----------------
Net (loss).................................               $ (29.1)             $(104.7)
Add back impairment of assets
     charge net of minority interest (a)...                    --                 64.3
Add back foreign currency
     translation adjustment (b)............                  22.8                 22.8
                                               ------------------    -----------------
Adjusted net (loss)........................               $  (6.3)              $(17.6)
                                               ==================    =================
----------

       (a) Represents the Company's portion of a $78 million charge incurred in the 2004 second quarter for impairment of assets resulting from an appraisal of the Company's fixed assets in Mexico.
       (b) Represents a charge incurred in the fourth quarter, resulting from a reclassification of foreign currency translation adjustments previously recorded on the balance sheet as a reduction of stockholders' equity.



                               {tables to follow}


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                                                                          Page 5


                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (Unaudited)



                                                               DECEMBER 31,
                                                         ----------------------
                                                           2004          2003
                                                         ---------    ---------
ASSETS
Current assets:
     Cash and cash equivalents .......................   $   1,215    $   3,320
     Restricted cash .................................        --          2,760
     Accounts receivable, net ........................      37,759       57,166
     Due from related parties ........................      10,652       18,056
     Inventory .......................................      19,144       23,251
     Prepaid expenses and other receivables ..........       1,252        1,776
     Prepaid royalties ...............................       2,258         --
     Income tax receivable ...........................         145          278
                                                         ---------    ---------

     Total current assets ............................      72,425      106,607
                                                         ---------    ---------

Property and equipment, net ..........................       1,875      135,646
Notes receivable .....................................      45,431         --
Equity method investment .............................       1,880        1,434
Deferred financing costs, net ........................       1,203          327
Other assets .........................................         414          508
Excess of cost over fair value of net assets acquired        8,583        8,583
                                                         ---------    ---------

     Total assets ....................................   $ 131,811    $ 253,105
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ......................   $  17,951    $  29,293
     Accounts payable ................................      24,395       23,515
     Accrued expenses ................................      11,243       11,194
     Income taxes ....................................      16,826       16,498
     Due to related parties ..........................        --          5,419
     Due to shareholders .............................        --              1
     Current portion of long-term debt ...............      19,629       38,705
                                                         ---------    ---------

     Total current liabilities .......................      90,044      124,625
                                                         ---------    ---------

Long-term obligations ................................       2,545          588
Convertible debentures, net ..........................       8,330         --
Long term deferred tax liabilities ...................         214          275

Minority interest in UAV .............................        --          5,142
Minority interest in Tarrant Mexico ..................        --         14,766

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;
        no shares issued and outstanding .............        --           --
     Common stock, no par value, 100,000,000 shares
        authorized: 28,814,763 shares (2004) and
        27,614,763 shares (2003) issued and
        outstanding ..................................     111,515      107,891
     Warrants to purchase common stock ...............       2,847        1,799
     Contributed capital .............................       2,471        1,506
     Retained earnings (Accumulated deficit) .........     (83,689)      20,988
     Notes receivable from officer/shareholder .......      (2,466)      (4,796)
     Accumulated other comprehensive loss ............        --        (19,679)
                                                         ---------    ---------

     Total shareholders' equity ......................      30,678      107,709
                                                         ---------    ---------

     Total liabilities and shareholders' equity ......   $ 131,811    $ 253,105
                                                         =========    =========


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                                                                          Page 6


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)
                                   (Unaudited)


                                             THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                       ----------------------------    ----------------------------
                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                            2004           2003            2004            2003
                                       ------------    ------------    ------------    ------------
Net sales ..........................   $     36,706    $     67,035    $    155,453    $    320,423
Cost of sales ......................         32,646          54,941         134,493         288,445
                                       ------------    ------------    ------------    ------------

Gross profit .......................          4,060          12,094          20,960          31,978
Selling and distribution expenses ..          2,181           2,606           9,291          11,329
General and administrative expenses           6,519           8,655          32,084          31,767
Inpairment of assets ...............           --              --            77,982          22,277
Cumulative translation loss
   attributable to liquidated
   Mexico operations ...............         22,786            --            22,786            --
                                       ------------    ------------    ------------    ------------

Income (loss) from operations ......        (27,426)            833        (121,183)        (33,395)
Interest expense ...................           (663)         (1,092)         (2,857)         (5,603)
Interest income ....................             96             161             378             425
Other income (expense) .............             49           3,006           6,002           3,359
Minority interest ..................            135            (315)         15,331           3,461
                                       ------------    ------------    ------------    ------------

Income (loss) before provision for
   income taxes ....................        (27,809)          2,593        (102,329)        (31,753)
Provision (benefit) for income taxes          1,308           2,166           2,348           4,132
                                       ------------    ------------    ------------    ------------

Net income (loss) ..................   $    (29,117)   $        427    $   (104,677)   $    (35,885)
                                       ============    ============    ============    ============

Net income (loss) per share:
     Basic .........................   $      (1.01)           0.02    $      (3.64)   $      (1.97)
                                       ============    ============    ============    ============

     Diluted .......................   $      (1.01)           0.02    $      (3.64)   $      (1.97)
                                       ============    ============    ============    ============


Weighted average common and common
   equivalent shares:
     Basic .........................     28,814,763      21,426,451      28,732,796      18,215,071
                                       ============    ============    ============    ============

     Diluted .......................     28,814,763      26,250,037      28,732,796      18,215,071
                                       ============    ============    ============    ============